                                                                     EXHIBIT 4.5

     This is a Security Agreement and a Mortgage of Chattels as Well as a
                  Mortgage of Real Estate and Other Property

                         Ninth Supplemental Indenture

                                     from

                       SAN DIEGO GAS & ELECTRIC COMPANY

                                      to

                 THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION

                                 _____________
                          Dated as of August 1, 1968

                              TABLE OF CONTENTS*


                                                                           Page

Parties.....................................................................  1
Recitals....................................................................  1

                                   ARTICLE I
                            AMENDMENTS OF INDENTURE

Section 1.    Definition of Permanent Additions.............................  3
Section 2.    Amendment of Section 11 of Article II of Original Indenture...  4
Section 3.    Addition of Section 18 to Article II of Original Indenture....  5
Section 4.    Addition of Clause (2) of Section 2 to Article XI.............  5
Section 5.    Addition of Section 9 to Article XVII of Original Indenture...  5

                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

Section 1.    This Indenture Supplemental to Indenture of July 1, 1940.....   5
Section 2.    Effective Date...............................................   6
Section 3.    Covenants, Stipulations, Promises and Agreements.............   6

                             -------------------
Signatures and Acknowledgments............................................. 6,7








-----------------------
   * For convenience only and not a part of the Ninth Supplemental Indenture.

        This Ninth Supplemental Indenture Is a Security Agreement and a
                 Mortgage of Chattels as Well as a Mortgage of
                        Real Estate and Other Property

     THIS NINTH SUPPLEMENTAL INDENTURE, made as of the 1st day of August, 1968, by and between SAN DIEGO GAS & ELECTRIC COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of California, having its principal office in that State in the City of San Diego (the "Company"), the party of the first part, and THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION, a corporation duly organized under an act known as the "National Bank Act," of the United States of America, having its principal office in the City and County of San Francisco, State of California, as Trustee (the "Trustee"), the party of the second part.

     WHEREAS, the Company executed and delivered a Mortgage and Deed of Trust (the "Original Indenture"), dated July 1, 1940, to the Trustee to secure payment of the principal of and the interest on all bonds of the Company at any time outstanding thereunder according to their tenor and effect, and to provide the terms and provisions with respect to its First Mortgage Bonds, 3/8% Series due July 1, 1970, issued in the aggregate principal amount of $16,000,000 and presently outstanding; and

     WHEREAS, the Company executed and delivered to the Trustee a First Supplemental Indenture dated as of December 1, 1946, a Second Supplemental Indenture dated as of March 1, 1948, a Third Supplemental Indenture dated as of April 1, 1952, a Fourth Supplemental Indenture dated as of April 1, 1954, a Fifth Supplemental Indenture dated as of October 1, 1955, a Sixth Supplemental Indenture dated as of October 1, 1957, a Seventh Supplemental Indenture, dated as of October 1, 1960, and an Eighth Supplemental Indenture dated as of March 1, 1967, whereby, among other things, the Company set forth certain of the particulars of the Bonds of series designated "First Mortgage Bonds, 2 3/4% Series due December 1, 1981" issued in the aggregate principal amount of $2,800,000, "First Mortgage Bonds, Series C due 1978" issued in the aggregate principal amount of $10,000,000, "First Mortgage Bonds, Series D due 1982" issued in the aggregate principal amount of $12,000,000, "First Mortgage Bonds, Series E due 1984" issued in the aggregate principal amount of $17,000,000, "First Mortgage Bonds, Series F due 1985" issued in the aggregate principal amount of $18,000,000, "First Mortgage Bonds, Series G due 1987" issued in the aggregate principal amount of $12,000,000, "First Mortgage Bonds, Series H due 1990" issued in the aggregate principal amount of $30,000,000, "First Mortgage Bonds, Series I due 1997," issued in the aggregate principal amount of $25,000,000, respectively, all of which First Mortgage Bonds except the 2 3/4% Series due December 1, 1981 in the principal amount of $2,800,000 (which have heretofore been retired) are presently issued and outstanding; and

     WHEREAS, the Original Indenture and each of said Supplemental Indentures have been recorded in the Official Records of the Recorders of the Counties of San Diego, Orange and Riverside, respectively, as follows:

                            Official                             Counties of
Document                    Records          San Diego             Orange              Riverside
-----------------------------------------------------------------------------------------------------
Original Indenture            Book              1087                 1062                 1765
                              Page               1                   300                  364
                              Date         Oct. 10, 1940        Oct. 10, 1940        July 13, 1955
-----------------------------------------------------------------------------------------------------
First Supplemental            Book              2321                 1506                 1765
Indenture                     Page              48                   472                  499
                              Date         Jan. 2, 1947         Jan. 9, 1947         July 13, 1955
-----------------------------------------------------------------------------------------------------
Second Supplemental           Book              2537                 1616                 1765
Indenture                     Page              363                  190                  448
                              Date         Mar. 16, 1948        Mar. 15, 1948        July 13, 1955
-----------------------------------------------------------------------------------------------------
Third Supplemental            Book              4424                 2311                 1765
Indenture                     Page              535                  116                  475
                              Date         Apr. 3, 1952         Apr. 3, 1952         July 13, 1955
-----------------------------------------------------------------------------------------------------
Fourth Supplemental           Book              5193                 2701                 1765
Indenture                     Page              217                  153                  336
                              Date         Apr. 2, 1954         Apr. 2, 1954         July 13, 1955
-----------------------------------------------------------------------------------------------------
Fifth Supplemental            Book              5893                 3304                 1829
Indenture                     Page              291                  205                  3
                              Date         Dec. 5, 1955         Dec. 5, 1955         Dec. 5, 1955
-----------------------------------------------------------------------------------------------------
Sixth Supplemental            Book              6829                 4099                 2175
Indenture                     Page              390                  109                  538
                              Date         Nov. 12, 1957        Nov. 12, 1957        Nov. 12, 1957
-----------------------------------------------------------------------------------------------------
Seventh Supplemental          Book           Series 1
                                             Book 1960               5455                 2780
Indenture                     Page        File No. 202061            385                  3
                              Date         Oct. 10, 1960        Oct. 10, 1960        Oct. 10, 1960
-----------------------------------------------------------------------------------------------------
Eighth Supplemental           Book         1967 Series 8             8197                20925
Indenture                     Page        File No. 33860             129             (Endorsement
                              Date         Mar. 13, 1967        Mar. 13, 1967            No.)
                                                                                    Mar. 13, 1967;

and

     WHEREAS, the Company desires to amend the original Indenture as heretofore amended, supplemented and now in effect, as hereinafter set forth; and

     WHEREAS, the execution and delivery of this Ninth Supplemental Indenture has been duly authorized by resolution of the Board of Directors of the Company, has been duly authorized and approved by the Public Utilities Commission of the State of California and has been approved by the holders of more than 66 2/3% in principal amount of the First Mortgage Bonds of the Company presently outstanding; and

     WHEREAS, the Corporation has requested the Trustee to join in the execution and delivery of this Ninth Supplemental Indenture; and

     WHEREAS, all other acts and things necessary to make this Ninth Supplemental Indenture a valid, binding and legal instrument and a valid, binding and legal amendment of the original Indenture, have been duly performed and done;

     NOW, THEREFORE, in consideration of the premises IT IS HEREBY AGREED AND
PROVIDED:

                                   ARTICLE I
                            AMENDMENTS OF INDENTURE

     Section 1. The definition of "Permanent Additions" contained in Section 4 of Article I of the Indenture is hereby amended to read as follows:

          "Section 4. The term "Permanent Additions" shall mean all property, real, personal or mixed (including therein, without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing except as hereinafter specifically limited, all lands, buildings, plants, power houses, dams, reservoirs, stations, lines, gas plants, holders, pipes, mains, conduits, cables, machinery, pumps, transmission and distribution lines, pipe lines, rights-of-way, distribution systems, substations, transformers, meters, service systems and supply systems, wires, poles, cross-arms, apparatus, and improvements, extensions and additions, including operating public utility properties acquired as an entirety whether by purchase, consolidation, merger or otherwise) which shall have been made, acquired, constructed or erected by the Company or by the Company and one or more other public utilities jointly subsequent to June 30, 1940, or in the process of construction or erection in so far as actually constructed or erected subsequent to June 30, 1940, and used or to be used in the business of generating, manufacturing, storing, transporting, transmitting, distributing or supplying electricity or gas for light, heat, power, refrigeration or other purposes. Permanent Additions shall also include betterments, improvements, extensions and additions to the steam properties owned by the Company on June 30, 1940, if made, acquired, constructed or erected by the Company subsequent to June 30, 1940. The term "Permanent Additions" shall not include

          (1) the undivided interest or interests of the one or more other public utilities in any such property made, acquired, constructed or erected by the Company and one or more other public utilities jointly;

          (2) any property (other than paving, grading and other improvements to public properties) not subject to the lien of this Indenture as a first lien except for "permitted liens" as that term is hereinafter defined and except for Non-callable Liens as that term is hereinafter defined;

          (3) any plant used or intended for use in the manufacture of artificial gas if acquired in place as an entirety, or substantially as an entirety, except a plant built or constructed for the account of the Company; or any property used or intended for use in the transmission of natural or artificial gas if located outside of San Diego County, California, or the counties immediately adjacent thereto;

          (4) any property acquired by the Company for the purpose of producing natural gas, oil or coal, or natural gas or oil rights owned in fee or under lease or gas wells or oil wells or equipment therefor, or coal mines or equipment therefor;

          (5) any franchises or governmental permits or licenses granted to or acquired by the Company as such, separate and distinct from the property operated thereunder or in connection therewith;

          (6) any steam properties except to the extent hereinabove expressly permitted;

          (7) any item of property acquired or constructed to replace a similar item of property whose retirement has not been credited to a capital account; or any property whose cost has been charged, or is properly chargeable, to repairs or maintenance or other operating expense account, or whose cost has not been charged, or is not properly chargeable, to a capital account; or

          (8) any leased plant or system or any plant or system located on any leased property, easement or right of way terminable after a fixed period of time, or any undivided interest therein, or any betterments, extensions, improvements or additions of, upon, or to, any such plant or system, to the extent that such plant or system or betterments, extensions, improvements or additions thereto, may not be capitalized by the Company in accordance with the Uniform System of Accounts of the Public Utilities Commission or such other commission as may have jurisdiction thereof, or, in the absence of any such applicable Uniform System of Accounts, in accordance with generally accepted principles of accounting.

     The term Permanent Additions may include properties otherwise conforming to the foregoing provisions of this Section acquired by the Company by means of or in connection with the merger into the Company of any other corporation or the consolidation of the Company with any other corporation or as a part of the assets of any other corporation acquired as an entirety or substantially as an entirety."

     Section 2.  Section 11 of Article II is hereby amended to read as follows:

          "Section 11. In all cases of exchanges of bonds contemplated by the next preceding section hereof, the bonds to be exchanged shall be surrendered at the office or agency of the Company in such place or places as shall be designated for the purpose in such bonds or in this Indenture or any supplement thereto, with all unmatured coupons thereto appertaining (in the case of coupon bonds) and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the bond or bonds which the bondholder making the exchange shall be entitled to receive. All bonds so surrendered for exchange and the coupons appertaining thereto shall be cancelled by the Trustee. Notwithstanding any legend endorsed on any outstanding registered bond that such bond has been issued in lieu of or in exchange for coupon bond(s) of the same issue and series with specified numbers and that coupon bond(s) of said issue and series bearing the same numbers will be issued in exchange for said registered bond, the Company may execute and the Trustee may authenticate and deliver coupon bond(s) of the same issue and series bearing different numbers than those specified in such legend in exchange for any such registered bond surrendered for exchange for coupon bonds, provided that such coupon bonds so issued in exchange shall be in the same aggregate principal amount as such registered bond surrendered for exchange. Upon every exchange of bonds (including transfers of registered bonds without coupons under the provisions of
     Section 12 of this Article), the Company (subject to the provisions of
     Section 14 of this Article) may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company by reason of such exchange and in addition may charge a sum not exceeding Two Dollars ($2) for each bond issued upon any such exchange, which shall be paid by the party requesting such exchange as a condition precedent to the exercise of the privilege of making such exchange. The Company shall not be obligated to make exchanges of bonds for a period of ten (10) days next preceding any interest payment date."

     Section 3. A new section is hereby added to Article II of the original Indenture to be designated as Section 18 and to read as follows:

          "Section 18. Notwithstanding any of the terms or provisions of the Indenture, or any of the terms or provisions of any of the bonds now or hereafter outstanding, whenever in the Indenture or in any bond of any series (including series heretofore issued) hereafter authenticated and delivered under any provision of the Indenture reference is made to the execution, issue or signing of such bond by the Company or an officer thereof, or to the attestation of its corporate seal affixed thereto, the signature of the proper officer of the Company acting for any such purpose may be either a manual signature of such officer or a facsimile thereof."

     Section 4. Clause (2) of Section 2 of Article XI is hereby amended to read as follows:

          "(2) cancel, or make changes or alterations in, or substitutions of, any and all contracts, leases and easements; or waive the right to partition property additions owned as a tenant-in-common with one or more other public utilities;"

     Section 5. A new section is hereby added to Article XVII of the original Indenture to be designated as Section 9 and to read as follows:

          "Section 9. Anything in this Article XVII contained to the contrary notwithstanding, the Trustee shall receive the written consent or consents of the holders of not less than 66 2/3% in principal amount of bonds then outstanding and entitled to consent in lieu of the holding of a meeting pursuant to this Article XVII and in lieu of all action at such a meeting."

                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

     Section 1. This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture and shall form a part thereof and, as amended by this Ninth Supplemental Indenture, the Original Indenture, as heretofore amended and supplemented, is hereby confirmed.

     In order to facilitate the filing of this Ninth Supplemental Indenture the same may be executed in several counterparts each of which, when so executed, shall be deemed to be an original, but such counterparts shall constitute but one and the same instrument.

     Section 2. This Ninth Supplemental Indenture is dated for convenience August 1, 1968, although executed and delivered on the date of the acknowledgment hereof by the Trustee, and the same shall be effective from the date on which it is so executed and delivered.

     Section 3. All of the covenants, stipulations, promises and agreements in this Ninth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     IN WITNESS WHEREOF, SAN DIEGO GAS & ELECTRIC COMPANY has caused this Ninth Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed duly attested by its Secretary or one of its Assistant Secretaries, and THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION, to evidence its acceptance of the trusts hereby created, has caused this Ninth Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed duly attested by its Secretary or one of its Assistant Secretaries as of the day and year first above written.

                              SAN DIEGO GAS & ELECTRIC COMPANY

                              By  SHERMAN CHICKERING
                                              Vice President
Attest:

C. HAYDEN AMES
             Assistant Secretary
[Corporate Seal]

                              THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION

                              By  R. G. FUNSTON
                                              Vice President
Attest:

W. E. SHEEHAN
             Assistant Secretary
[Corporate Seal]

State of California
City and County of San Francisco--ss.

     On this 1st day of August, 1968, before me, ELLEN SMITH, a Notary Public in and for said City and County and State, personally appeared SHERMAN CHICKERING, known to me to be Vice President and C. HAYDEN AMES, known to me to be Assistant Secretary of SAN DIEGO GAS & ELECTRIC COMPANY, a California corporation, one of the corporations that executed the within instrument, and known to me to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    ELLEN SMITH
                                   Notary Public in and for the City and County
                                       of San Francisco, State of California

My Commission expires Feb. 14, 1972

[Notarial Seal]

State of California
City and County of San Francisco--ss.

     On this 8 day of August, 1968, before me, SELMA R. CONLAN, a Notary Public in and for said City and County and State, personally appeared R. G. FUNSTON, known to me to be Vice President, and W. E. SHEEHAN, known to me to be Assistant Secretary of THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION, a corporation duly organized under an act known as the "National Bank Act," of the United States of America, one of the corporations that executed the within instrument, and known to me to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same as trustee.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  SELMA R. CONLAN
                                  Notary Public in and for the City and County
                                       of San Francisco, State of California

My Commission expires July 5, 1969

[Notarial Seal]

     Executed counterparts of the foregoing Ninth Supplemental Indenture were recorded on August 14, 1968, Series 9 Book 1968 of Official Records of the County Recorder of San Diego County, California File/Page No. 138926; in Official Record Book 8691, at page 69 of the County Recorder of Orange County, California; and under Recorder's Endorsement No. 78781 of the County Recorder of Riverside County, California.